SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) January 31, 2003


                                   ZANETT, INC.
                         --------------------------------
                (Exact name of registrant as specified in charter)


        Delaware                    0-27068                56-4389547
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(State or other jurisdiction  (Commission File Number)    IRS Employer
   of incorporation                                    Identification No.)


   135 East 57th Street, 15th Floor, New York, NY              10022
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   (Address of principal executive offices)                 (Zip Code)


   Registrant's telephone number, including area code	    (212)-980-4600
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(Former name or former address, if changed since last report).


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Zanett, Inc., a Delaware corporation ("the Company"), filed a Current Report on Form 8-K describing its acquisition of Paragon Dynamics, Inc., a Colorado corporation ("PDI") on February 14, 2003. The disclosures required by Item 2 were included in the Form 8-K. This Current Report on Form 8-K/A corrects the formatting of the original 8-K and amends the last sentence in paragraphs 6 and 8 under Item 2 which, in the original 8-K, incorrectly reflected the manner in which, for accounting purposes, the value of the Common Stock issued for each annual performance period was to be determined.


Item 2.     Acquisition or Disposition of Assets

Zanett, Inc. (the "Company") is building an IT Commonwealth (TM) - a business model that seeks to combine private, independent technology companies into a public enterprise, with the goal of making them collectively stronger, more competitive and more profitable. The IT Commonwealth (TM) model seeks to preserve the management, culture, identity and operating style of its members while achieving advantages of scale. It also attempts to bring already successful entrepreneurs and companies together into a collaborative network, where each member continues to do what they do best, while contributing to the financial and operating performance of the IT Commonwealth (TM) as a whole.

Effective January 31, 2003 (the "Closing"), the Company acquired its third IT Commonwealth (TM) member. Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of January 31, 2003, among the Company, Zanett Merger Sub PDI, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), Paragon Dynamics, Inc. ("PDI"), and Douglas L. Hartmann, Roger D. Stapleton, Jeffrey J. Byrnes and Theodore
A. Batch, (the "PDI Shareholders"), the Company acquired PDI through a merger (the "Merger") of PDI with and into Merger Sub. Upon consummation of the Merger, the separate corporate existence of PDI ceased and the name of Merger Sub was changed to Paragon Dynamics, Inc. ("New PDI"), which is a Delaware corporation.

PDI specializes in providing advanced software and satellite engineering services with domain area expertise on government and aerospace satellite and IT infrastructure contracts. PDI is currently engaged in two multi-million dollar classified satellite communications contracts through two leading defense contractors for the U.S. Department of Defense. PDI is also involved in several multi-million dollar contracts to develop command, control, communications and computer (C4) software with other defense contractors.

The total consideration to be paid by the Company to the PDI Shareholders will be comprised of the initial consideration, a purchase price adjustment based on the level of PDI working capital at Closing and future contingent consideration. The initial consideration of $1,200,000 in cash and 585,083 shares of the Company's common stock ("Common Stock") was paid at Closing.

The initial consideration will be increased or decreased for any difference between the amount of net working capital at Closing and $760,000, which was the benchmark level of working capital to be provided by PDI.

The PDI Shareholders are eligible to receive contingent consideration in each of the three successive annual periods commencing February 1, 2003 based upon New PDI attaining specified earnings and cash flow targets in each period. The contingent consideration in each period consists of a payment of $400,000 in cash and the issuance of a number of shares of Common Stock determined by dividing $400,000 by the weighted average closing price of the Common Stock for the ten trading days immediately preceding the issuance of Common Stock for each period. For accounting purposes, the value of the Common Stock issued for each annual performance period will be determined based on the weighted average closing price of the Common Stock for the three trading days immediately preceding the issuance of the shares.

The annual contingent consideration will be paid to the PDI Shareholders only if New PDI's earnings before interest, taxes, depreciation and amortization ("EBITDA") and cash remittances, as defined in the Merger Agreement, equal or exceed certain thresholds specified in the Merger Agreement. However, if the PDI Shareholders meet the EBITDA requirements in each of the annual performance periods but fail to qualify for the contingent consideration for any annual performance period based on the cash remittance performance requirement, they will be entitled to receive such amounts of annual contingent consideration not previously paid after the end of the third performance period if New PDI generates cumulative cash remittances for the three performance periods taken as a whole in excess of the threshold specified in the Merger Agreement.

The PDI Shareholders are also eligible to receive additional contingent consideration at the end of the period commencing February 1, 2003 and ending on January 31, 2006, based upon New PDI attaining specified earnings targets for such period. This additional contingent consideration consists of the issuance of a number of shares of Common
Stock determined by dividing $800,000 by the weighted average closing price of the Common Stock for the ten trading days immediately preceding the issuance of Common Stock for such period. For accounting purposes, the value of the Common Stock issued for each annual performance period will be determined based on the weighted average closing price of the Common Stock for the three trading days immediately preceding the issuance of the shares.

Assuming no purchase price adjustment to the initial consideration, the maximum aggregate consideration will be approximately $5.6 million, of which approximately $2.4 million was paid at Closing as the initial consideration and approximately $3.2 million will be paid as contingent consideration. The Company estimates that transaction costs associated with the acquisition of PDI will total approximately $300,000.

The Common Stock issued or issuable to the PDI Shareholders pursuant to the Merger Agreement (the "Shares") is subject to certain transfer restrictions until January 31, 2008 pursuant to lock-up agreements executed by each PDI Shareholder. A portion of the Shares will be released from such restrictions when the closing bid price per share of the Common Stock equals or exceeds certain price targets.

The Company funded the cash portion of the purchase price paid at Closing by issuing a promissory note (the "Note") to an offshore private investment fund. The Note has a maturity date of January 2, 2007 and requires quarterly cash payments for interest beginning March 31, 2003 at the rate of fifteen (15%) per annum. Principal is repayable in cash at maturity. The Note may be pre-paid without penalty.

In connection with the Merger, New PDI entered into employment agreements with [the President and the Executive Vice-President of New PDI]. Pursuant to the employment agreements, each will be employed by New PDI for a four-year period unless earlier terminated. The employment agreements provide for a market rate base annual salary and each may earn an annual performance bonus. Should the employment of either executive be terminated, they will be entitled, under certain conditions, to receive specified severance benefits. New PDI also entered into a Non-Competition Agreement with Jeffrey J. Byrnes, a PDI Shareholder who will continue as an employee of New PDI after the Merger.

Copies of the Merger Agreement, the Employment Agreements, the Non-Competition Agreement, the Lockup Agreements and the Note are attached as Exhibits 2.1, 10.1, 10.2 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8. The
foregoing description is qualified in its entirety by reference to the agreements filed herewith as Exhibits.

Item 7. 	Financial Statements, Pro Forma Financial Information and
Exhibits.

(a)	Financial Statements of Businesses Acquired.

In accordance with Item 7(a)(4) for Form 8-K, the Registrant intends to file such financial information as an amendment to this Form 8-K within 60 days of the date this 8-K is required to be filed.

(b)	Pro Forma Financial Information

In accordance with Item 7(b)(2) for Form 8-K, the Registrant intends to file such financial information as an amendment to this Form 8-K within 60 days of the date this 8-K is required to be filed.

(c)	Exhibits

2.1*        Agreement and Plan of Merger
10.1        Employment Agreement with Douglas L. Hartmann
10.2        Employment Agreement with Roger D. Stapleton
10.3        Non-Competition Agreement with Jeffrey J. Byrnes
10.4        Lock-up Agreement with Douglas L. Hartmann
10.5        Lock-up Agreement with Roger D. Stapleton
10.6        Lock-up Agreement with Jeffrey J. Byrnes
10.7        Lock-up Agreement with Theodore A. Batch
10.8        Promissory Note issued to Emral Holdings
99.1        Press release, dated February 3, 2003, announcing the
            acquisition of Paragon Dynamics, Inc.

* Exhibits and schedules omitted. The Registrant will furnish a supplementary copy of any omitted exhibit or schedule to the Commission upon request.




SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ZANETT, INC.


Date: February 15, 2003             by:  /s/ Jack M. Rapport
                                         ----------------------
                                  Name:  Jack M. Rapport
                                 Title: Chief Financial Officer



Index to Exhibits

2.1*       Agreement and Plan of Merger
10.1        Employment Agreement with Douglas L. Hartmann
10.2        Employment Agreement with Roger D. Stapleton
10.3        Non-Competition Agreement with Jeffrey J. Byrnes
10.4        Lock-up Agreement with Douglas L. Hartmann
10.5        Lock-up Agreement with Roger D. Stapleton
10.6        Lock-up Agreement with Jeffrey J. Byrnes
10.7        Lock-up Agreement with Theodore A. Batch
10.8        Promissory Note issued to [Bruno Guazzoni]
99.1 Press release, dated February 3, 2003, announcing the acquisition of Paragon Dynamics, Inc.

* Exhibits and schedules omitted. The Registrant will furnish a supplementary copy of any omitted exhibit or schedule to the Commission upon request.